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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


 We consent to the incorporation by reference in Registration Statement Nos. 33-39467, 33-21965 and 33-46308 of House of Fabrics, Inc. on Form S-8 of our report dated April 29, 1996, appearing in the Annual Report on Form 10-K of House of Fabrics, Inc. for the year ended January 31, 1996.


DELOITTE & TOUCHE LLP

Costa Mesa, California
April 29, 1996